                                                           EXHIBIT 99.(A)(1)(C)

                         Notice of Guaranteed Delivery

                   for Tender of Shares of Common Stock and
                  Associated Preferred Stock Purchase Rights

                                      of

                               GIANT GROUP, LTD.

   As set forth in the Offer to Purchase (as defined below) under the caption "The Offer--Procedure for Tendering Shares," this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $0.01 per share, and associated Preferred Stock Purchase Rights, of GIANT GROUP, LTD., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary at the address set forth below on or prior to the Expiration Date (as defined in the Offer to Purchase).

   This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See the information set forth in the Offer to Purchase under the caption "The Offer-- Procedure for Tendering Shares."

                       The Depositary for the Offer is:

                    American Stock Transfer & Trust Company

            By Mail:                   By Facsimile Transmission:             By Hand Delivery:

         59 Maiden Lane                      (718) 331-1852                     59 Maiden Lane
    New York, New York 10038                                               New York, New York 10038
    Attention Reorganization                                              Attention: Reorganization
           Department                                                             Department

                           For Telephone Assistance:

                                (718) 921-8200

   Delivery of this Instrument to an address other than as set forth above, or transmission of instructions via facsimile to a number, other than as set forth above, does not constitute a valid delivery.

   This form is not to be used to guarantee signatures. if a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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 Ladies and Gentlemen:

   The undersigned hereby tenders to GIANT GROUP, LTD., a Delaware corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated April 19, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares (as such term is defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under the caption "The Offer--Procedure for Tendering Shares."


 Number of Shares:
 ____________________________________________________________________________

 Certificate No.(s) (if available):
 ____________________________________________________________________________

 ____________________________________________________________________________

 If Share(s) will be tendered by book-entry transfer, check the following box: [_]

 American Transfer & Trust Company

 Account Number:
 ____________________________________________________________________________
 Dated:
 ____________________________________________________________________________

 Name(s) of Record Holder(s):
 ____________________________________________________________________________

 ____________________________________________________________________________
                                (Please Print)

 Address(es):
 ____________________________________________________________________________

 ____________________________________________________________________________
                                                              (Zip Code)

 Area Code and Telephone Number(s):
 ____________________________________________________________________________
 Signature(s):
 ____________________________________________________________________________

 ____________________________________________________________________________

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (not to be used for a signature guarantee)

    The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other required documents within three trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver such Letter of Transmittal and such certificates for Shares, or such Book-Entry Confirmation, to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All capitalized terms used herein have the meanings set forth in the Offer to Purchase.



 ____________________________________    ____________________________________
             Name of Firm                        Authorized Signature

 ____________________________________    ____________________________________
                                                         Title

 ____________________________________    ____________________________________
                Address                                  Name

 ____________________________________    ____________________________________
    Area Code and Telephone Number              (Please type or print)


                                           Dated: ____________________, 2001


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.